Clover Health Provides Business Update and Full-Year 2024 Objectives

FRANKLIN, Tenn. – January 10, 2024 – Clover Health Investments, Corp. (NASDAQ: CLOV) (“Clover,” “Clover Health” or the “Company”), a physician enablement company committed to bringing access to great healthcare to everyone on Medicare, announced today that it is targeting Adjusted EBITDA profitability for the full-year 2024.1

“I believe that we are at a critical inflection point in the trajectory of our business. Throughout 2023 our results, driven by strong Insurance performance, have proven the strength and agility of our model. With our purpose built technology, Clover Assistant, we have the ability to help physicians identify and manage chronic diseases earlier, which is a key lever in our push toward profitability. Going into 2024, we plan to harness the momentum generated last year to once again deliver superior results on a PPO chassis, while investing in the technology and programs to improve the health and well-being of our membership”, said Andrew Toy, Chief Executive Officer of Clover Health.

“We are targeting to achieve our goal to deliver profitability on an Adjusted EBITDA basis for full-year 2024. To accomplish this, we will continue to focus on improving MA-plan performance while reducing operational spend, drive increasing value from Clover Assistant’s capabilities, further invest in our robust care management assets, such as Clover Home Care, and expanding our offerings to empower every primary care physician”, continued Mr. Toy. “Our team has worked relentlessly to position the Company to achieve our goals in 2024, and continue to drive toward Clover’s long-term growth levers.”

“During the most recent Medicare Advantage Annual Enrollment Period, we once again priced our Insurance plans to target profitability with an intentional focus on member retention within our core markets, rather than membership expansion, to push towards sustainable profitability this year”, said Mr. Toy. “We intend to issue full guidance for full-year 2024 at a later date. However, this business update, and our strengthened conviction in targeting Adjusted EBITDA profitability this year, highlights the anticipated favorable impact of our ongoing strategy to deliver a sustainable, profitable Clover Health to our stakeholders.”

About Non-GAAP Financial Measures:
We use non-GAAP measures including Adjusted EBITDA. These non-GAAP financial measures are provided to enhance the reader's understanding of Clover Health's past financial performance and our prospects for the future. Clover Health's management team uses these non-GAAP financial measures in assessing Clover Health's performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP, and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures, together with other important financial information, including our filings with the Securities and Exchange Commission (the “SEC”), on the Investor Relations page of our website at investors.cloverhealth.com.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net loss before interest expense, amortization of notes and securities discount, depreciation and amortization, gain on investment, stock-based compensation expense, premium deficiency reserve benefit, restructuring costs, non-recurring legal expenses and settlements, and expenses attributable to Seek. Adjusted EBITDA is a key measure used by our management team and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides investors and others useful information to understand and evaluate our operating results in the same manner as our management team and our board of directors.

1 Adjusted EBITDA is a non-GAAP financial measure. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures”.

Reconciliation of projected Adjusted EBITDA to Net loss, the most directly comparable GAAP measure, is not provided because Stock-based compensation expense, which is excluded from Adjusted EBITDA (non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding future events including, without limitation, Clover Health Investments, Corp.’s (“Clover Health,” “we,” “our,” or “us”) expectations regarding positive Adjusted EBITDA (a non-GAAP measure, as defined herein), future results of operations, financial condition, outlook, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," “goals,” "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "target," "if," "continue," or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release.

These forward-looking statements are subject to a number of other risks, uncertainties and assumptions, including those described under Item 1A. “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, filed with the SEC on March 1, 2023, as such risk factors may be amended or updated in our subsequent filings with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date hereof or to conform these statements to actual results or revised expectations.

About Clover Health:
Clover Health (Nasdaq: CLOV) is a physician enablement company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes through the early identification and management of chronic disease.

Press Contact:
Andrew Still-Baxter
press@cloverhealth.com

Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com